AETNA VARIABLE PORTFOLIOS, INC.
                              ARTICLES OF AMENDMENT

AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter referred to as the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

         FIRST: In connection with and in furtherance of a plan of liquidation of the Aetna Mid Cap VP, a separate fund, and class of stock of the Corporation (the "Mid Cap Fund"), the Corporation hereby amends its Charter as currently in effect, consisting of Articles of Incorporation filed with the Department on June 4, 1996, Articles of Amendment filed with the Department on October 10, 1996, and Articles Supplementary filed with the Department on October 29, 1997 (the "Charter"), to include the following:

                  A.     As of the Effective Date (as hereinafter defined):

                         (i) each unissued Share of the Mid Cap Fund class of stock of the Corporation, par value $0.01 per Share, is hereby reclassified into, and shall become, one unissued unclassified Share of capital stock of the Corporation; and

                       (ii) the Corporation shall have sold and liquidated all assets belonging to the Mid Cap Fund, and shall have paid from the proceeds thereof, all liabilities belonging to the Mid Cap Fund. The remaining proceeds from the sale and liquidation of the assets belonging to the Mid Cap Fund shall have been distributed among the holders of Mid Cap Fund Shares in proportion to the number of such shares held by them and recorded on the books of the Corporation.

                  B. Upon the reclassification of all unissued Mid Cap Fund Shares into unissued, unclassified shares of capital stock of the Corporation, the provisions of the Charter designating and classifying shares of stock of the Corporation into Mid Cap Fund Shares, establishing and describing the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Mid Cap Fund Shares and the description, and terms and conditions, of various classes of Mid Cap Fund Shares shall be deleted from the Charter of the Corporation. Such deletions from the Charter of the Corporation shall include only provisions of the Charter as they relate to Mid Cap Fund Shares, and to the extent which any provisions of the Charter of the Corporation relate both to Mid Cap Fund Shares and one or more other classes of Shares of stock of the Corporation, such provisions shall remain in the Charter but shall be deemed to apply only to such one or more other classes of stock of the Corporation.

         SECOND: The amendments to the Charter of the Corporation herein set forth were duly advised by the Board of Directors of the Corporation, as required by the Charter and Bylaws of the Corporation and applicable law.

         THIRD:   The amendments set forth herein do not increase the authorized capital stock of the Corporation.

         FOURTH: The amendments set forth herein shall become effective as of the close of business on the date (the "Effective Date") which is the later of:
(i) April 30, 1999; and (ii) the date on which these Articles of Amendment, having been duly advised, approved, signed, acknowledged and sealed by the Corporation as required by the laws of the State of Maryland, and not having been abandoned prior to the Effective Date by majority vote of the entire Board of Directors of the Corporation, are filed for record with the Department.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its undersigned President and witnessed or attested to by its undersigned Secretary as of the 1st day of April, 1999 and its undersigned President acknowledges that these Articles of Amendment are the act and deed of the Corporation and, under penalties of perjury, that the matters and facts set forth herein are true in all material respects to the best of his knowledge, information and belief.

AETNA VARIABLE PORTFOLIOS, INC.

By: /s/ J. Scott Fox
        ----------------------------
        J. Scott Fox, President

ATTEST:

By:  /s/ Amy R. Doberman
         ----------------------------
         Amy R. Doberman, Secretary